SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.)

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First National Bancshares, Inc.

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First National Bancshares, Inc.
5817 Manatee Avenue West
Bradenton, Florida 3209
941-794-6969

Notice of Annual Meeting of Shareholders

To Be Held

May 15, 2003

To the Shareholders of

     First National Bancshares, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First National Bancshares, Inc. a Florida corporation (the “Company”), will be held at the offices of the Company at 5817 Manatee Avenue West, Bradenton, Florida 34209, on Thursday, May 15, 2003, at 4:30 p.m., local time, for the following purposes:

1.	To elect ten (10) directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified;

2.	To transact such other or further business as may properly be brought before the meeting or any and all adjournments thereof.

     The close of business on March 17, 2003 has been fixed as the date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Only shareholders of record at such time will be so entitled to vote.

     The directors and officers of your Company invite you to attend the meeting.

By Order of the Board of Directors,

March 27, 2003	GLEN W. FAUSSET, President

Shareholders are cordially invited to attend the annual meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying proxy and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

First National Bancshares, Inc.
5817 Manatee Avenue West
Bradenton, Florida 34209

Proxy Statement

March 27, 2003

Annual Meeting of Shareholders

     This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by and on behalf of the Board of Directors of First National Bancshares, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at 5817 Manatee Avenue West Manatee Av. W., Bradenton, Florida 34209 on Thursday May 15, 2003, at 4:30 P. M., local time, and at any and all adjournments thereof.

     Any person executing a proxy has the power to revoke it by giving notice in writing to the Secretary of the Company at any time prior to its use or by voting in person at the meeting. Attendance at the meeting does not automatically serve to revoke a proxy.

     The shares of Common Stock represented at the meeting by the enclosed proxy will be voted in accordance with the specifications made therein, or, if no specifications are made, as indicated in this proxy statement. Abstentions will be included in vote totals and considered negative votes; broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR the Director nominees named in PROPOSAL I.

     Attendance of 50% of the outstanding shares of the Company, in person or by proxy, constitutes a quorum.

     This proxy statement, the accompanying notice and the form of proxy are first being mailed to shareholders of the Company on or about March 21, 2003.

Voting Securities

     The only class of voting securities of the Company is its Common Stock, each share of which entitles the holder thereof to one vote.

     Only shareholders of record at the close of business on March 17, 2003 are entitled to notice of, and to vote at the meeting or at any and all adjournments thereof. As of March 17, 2003 there were outstanding and entitled to vote 1,892,993 shares of Common Stock in the Company. Each share in attendance, in person or by proxy, will be entitled to one vote.

Stock Ownership of Certain Beneficial Owners and Management

     Table I below shows stock ownership of all persons who to the best of the Company’s knowledge own more than 5% of the Company’s Common Stock as of March 17, 2003. A statement of ownership of management and all nominees is shown on Table II. There are no employees of the Company whose compensation exceeds $100,000 who are not shown on Table II.

Table I

Name	Amount	Percent of Class
And	Beneficially	Beneficially
Position	Owned	Owned

Francis I. duPont, III (Chairman of the Board and CEO of the Company) 7826 Seville Circle Bradenton, Florida 34209	119,056	6.2%

Raymond and Wavelet Weigel, Jr.[1] (no relationship with the Company) 9919 Spoonbill Road Bradenton, Florida 34209	118,240	6.1%

(1)	Mr. and Mrs. Weigel are the parents of Raymond A. Weigel, III who is nominated for election to the Board of Directors.

Table II * Management and Nominees for Election as Directors

		Company	Percent of
Name, Age	Year	Stock	Class
And	Elected to	Beneficially	Beneficially
Business Experience	Board*	Owned**	Owned

Beverly Beall, 57, is the Foundation Administrator of Beall’s, Inc., a multi-state chain of outlet and department stores headquartered in Bradenton. She has been with Beall’s since 1985	1992	10,077	.5%

Robert G. Blalock, 64, is President of the law firm of Blalock, Landers, Walters, and Vogler, P.A. since 1964	1986	55,773[1]	2.9%

Allen J. Butler, 56, is President of H. Butler Footwear, Inc., a retail sales consulting and investment management company headquartered in Bradenton. He has been with the company since 1971	1986	63,686[2]	3.3%

Rosemary R. Carlson, 55, is V. P. and General Manager of Time Warner Cable and has been with Time Warner since 1974	1998	3,968[3]	.2%

Francis I. duPont, III, 58, has been Chairman of the Board and Chief Executive Officer of 1st National Bank & Trust since July 1994 and First National Bancshares since 1998	1994	119,056[4]	6.2%

Glen W. Fausset, 53, has been President, Chief Operating Officer, and Secretary of the 1st National Bank & Trust since July 1986 and President of the First National Bancshares since 1998	1986	50,879[5]	2.6%

Sarah H. Pappas, Ph.D., 63, is the President of Manatee Community College, a state institution headquartered in Bradenton. She has been with the College since 1997	2003	200	.01%

Raymond A. Weigel, III, 58, is President of CLB Consulting, Inc., of Grand Rapids, Michigan. He has been with the firm since its inception in 1992 From 1988 to 1992, he was a securities broker with Robert W. Baird & Co., Inc.	1994	31,799[6]	1.6%

Irving I. Zamikoff, DDS, 60, is a dentist and has been practicing in Bradenton for more than 30 years	2003	1,544	.08%

Dan C. Zoller, 63, is President of Zoller, Najjar, Shroyer, Inc. a civil engineering firm located in Bradenton. He has been associated with the firm since its inception in 1975	1998	65,506[7]	3.4%

TOTAL for all Nominees		402,488	20.8%

*	Indicates year elected to the Board of the Bank. The Company Board is identical in composition to the Board of the Bank.

**	Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(1)	Includes 23,625 shares held in trusts of which Mr. Blalock is either sole trustee or co-trustee. His wife owns 6,506 shares solely in her name which are included but in which Mr. Blalock disclaims any interest.

(2)	Mr. Butler owns 63,686 shares as joint tenant with his wife.

(3)	Mrs. Carlson owns 330 shares as joint tenant with her husband. Her husband owns 999 shares in his name which are included but in which Mrs. Carlson disclaims any interest.

(4)	Mr. duPont’s shares include 23,658 shares of Common Stock, which may be acquired immediately or within 60 days upon exercise of certain stock options. His wife owns 6,791 shares solely in her name, which are included but in which Mr. duPont disclaims any interest.

(5)	Mr. Fausset’s shares include 17,744 shares of common stock, which may be acquired immediately or within 60 days upon exercise of certain stock options.

(6)	Mr. Weigel owns 4,518 shares as joint tenant with his wife. His wife owns 7,508 shares, which are included but in which Mr. Weigel disclaims any interest.

(7)	Mr. Zoller owns 43,220 as joint tenant with his wife, 3,122 shares held in trust of which Mr. Zoller is co-trustee. Mrs. Zoller owns 7,618 shares solely in her name which are included but in which Mr. Zoller disclaims any interest.

PROPOSAL I: Election of Directors

     The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than five nor more than 25 members, all of whom shall be shareholders. The exact number within the minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof. The Board of Directors, at a meeting held February 20, 2003, fixed at ten (10) the number of directors constituting a full Board to be elected at the meeting to serve until the 2004 Annual Meeting of Shareholders.

     The Bylaws of the Company also provide that nominations, other than those made by or on behalf of the existing Board of Directors of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company and to the Securities Exchange Commission, Washington, D.C., not less than 14 nor more than 50 days prior to any meeting of shareholders called for the election of directors, providing, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Company and to the Securities Exchange Commission not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall contain the following information to the extent known to the notifying shareholder:

1.	The name and address of each proposed nominee.

2.	The principal occupation of each proposed nominee.

3.	The total number of shares of capital stock of the Company that will be voted for each nominee.

4.	The name and residence address of the notifying shareholder.

5.	The number of shares of capital stock of the Company owned by the notifying shareholder.

Nominations not made in accordance herewith may, at his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the judges of the election may disregard all votes cast for each such nominee.

     The persons named in Table II (page 3) are all currently members of the Board of Directors. They will be nominated for election to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy, unless otherwise directed by shareholders executing proxies, to vote all proxies received by them on time “FOR” the election of the ten persons named in Table II. All nominees have consented to being named in this proxy statement and have notified management that they intend to serve, if elected. If any of the nominees should be unable to serve as a director for any reason, the person or persons voting the proxies may, in their discretion, select another in his place. “Nominees for director are elected by a plurality of the votes cast at the meeting either in person or by proxy. The ten (10) nominees receiving the greatest aggregate number of votes cast at the meeting will be elected to the board of directors.”

     The information set forth on Table II as to age, business experience for the past five years, including principal occupation or employment (other than with the Company), and beneficial ownership of the Company’s Common Stock of each of the Board’s nominees has been furnished by each nominee. All stock information is as of February 28, 2003. The 1st National Bank & Trust became a wholly owned subsidiary of the Company on January 1, 1999.

Stock Ownership Executive Officers

     There are no named officers whose total compensation exceeds $100,000 who are not included in the nominees shown in Table II.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bank’s directors and executive officers and persons who owned more than 10% of the Company’s Common Stock in 2002 to file with the SEC, reports of changes in beneficial ownership on Form 4. Officers, directors and greater than 10% stockholders were required by SEC regulation in 2002 to furnish the Bank with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on the review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 2002, there was full compliance with all Section 16(a) filing requirements applicable to the Bank’s officers, directors, and greater than 10% beneficial owners.

Committees of the Board of Directors of the Company and of the Bank (a wholly owned subsidiary of the Company) and Certain Meetings

     The Company’s Board of Directors held twelve (12) regular meetings in 2002. Each member of the Board of Directors of the Company (who are not employees of the Bank) received $15,758 for his or her service on the Company and Bank Boards and the committees of the Bank. Mr. Korcheck, who retired from the Board in November of 2002, received $13,131. During the year that ended December 31, 2002, no director nominated for re-election attended fewer than 75% of the total number of meetings of the Company Board, the Bank Board and the total number of meetings of all the Committees of the Bank on which he or she served.

     In 2002 the Bank had nine (9) standing committees: The Executive Committee; Loan Review, Audit & Compliance Committee; Loan Committee; Planning Committee; CRA Committee; Compensation and Benefits Committee; Trust Committee; and Privacy Committee.

     The Executive Committee of the Bank was comprised of Messrs. Blalock, Butler, duPont, Fausset, Thompson and Zoller. The committee met eight (8) times in 2002. The principal function of the Executive Committee is to act on behalf of and to exercise all of the powers of the Board of Directors when the Board is not in session, except those powers specifically reserved to the Board under the Bank’s bylaws or applicable law.

     The Audit Committee is a committee of both the Bank and the Company. It is composed of Beverly Beall, Allen J. Butler, and Dan C. Zoller, operates pursuant to a charter approved by the Board, a copy of which is attached to this Proxy Statement as Appendix A. This committee met five (5) times in 2002. The Audit Committee has authority to recommend to the Board the independent public accountants to serve as auditors, to review with the independent auditors, the annual audit plan, the financial statements, the auditors’ report, and their evaluation and recommendations concerning the Company’s internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. All members of the Audit Committee are independent as defined by Rule 4200(A)(15) of the NASD’s listing standards. Please refer to the Audit Committee Report included later in this Proxy Statement.

     The Loan Committee of the Bank, which is comprised of Ms. Carlson, and Messrs. Blalock, Butler, duPont, Fausset and Zoller, met twenty-two (22) times during 2002. The principal functions of the Loan Committee are to:

1.	Examine and approve loans and discounts.

2.	Buy and sell bills of exchange.

3.	Discount and purchase bills, notes, and other evidences of debt.

     The Planning Committee of the Bank, comprised of Mrs. Carlson, and Messrs. Blalock, Butler, duPont, Fausset, Korcheck, and Weigel, met two (2) times in 2002. The principal function of the Planning committee is to develop a strategic plan for the Bank.

     The Community Reinvestment Act Committee (CRA) of the Bank, comprised of Mrs. Beall Messrs. duPont, Fausset, Korcheck and Weigel, and officers and employees of the Bank, met two (2) times in 2002. The principal function of this committee is to monitor the Bank’s compliance with the Community Reinvestment Act.

     The Compensation and Benefits Committee of the Bank met one (1) time in 2002. It was comprised of Ms. Beall, Ms. Carlson and Messr. Thompson and Zoller. The principal function of this committee is to review the compensation and benefits package of the Bank to ensure the hiring and retention of qualified officers and employees for the Bank. The committee also reviews the performance of the Executive Officers of the Bank annually and makes salary recommendations to the Board.

     The Trust Committee of the Bank was comprised of Mrs. Carlson and Messrs. Korcheck, Thompson, and Weigel. It met six (6) times in 2002. The principal function of this committee is to monitor the trust activities of the trust department of the Bank.

     The ALCO Committee of the Bank was comprised of Messrs. duPont and Fausset and the Senior Vice Presidents of the Bank. It met three (3) times in 2002. The principal function of this committee is to review the asset and liability risk position.

     The Privacy Committee of the Bank was comprised of Messrs. duPont and Fausset and members of Bank management. This committee met three (3) times in 2002. The principal function of this committee is to monitor the Bank’s progress in complying with Regulation “P”, the “Gramm, Leach, Bliley Act”, Privacy of Consumer Financial Information.

     There were no separate meetings for the Nominating Committee. Nominees to the Board of Directors are considered and proposed by the entire Board of Directors at the regular board meetings of the Company.

Certain Relationships and Related Transactions

     From January 1, 2002 to the date of this proxy statement all loans to directors or executive officers of the Company, including members of their immediate family, were (a) made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

     In addition, from January 1, 2002 to the date of this proxy statement, all executive officers, directors and principal shareholders of the Company, as a group, and/or their affiliates were not, during such period, indebted to the Bank in an amount in excess of 20% of the average total equity capital accounts of the Bank at that time (or $3,177,000).

     The maximum aggregate amount of credit extended by the Bank to the group during such period was $1,712,756 which represented 8.6% of the total equity capital accounts of the Bank at that time. On December 31, 2002, the aggregate amount of credit extended by the Bank to the group was $1,655,747 which represented 8.3% of the total equity capital accounts of the Bank at that date.

     Also, Ray Weigel, III, who is nominated for re-election to the Board of Directors, is the son of Ray Weigel, Jr., who is a shareholder owning more than 5% of the Company.

     In addition, Robert G. Blalock, a director of the Company, is a member of the law firm of

Blalock, Landers, Walters and Vogler, P. A., which does the majority of the Bank’s legal work relating to litigation on defaulted loans, real estate acquisitions, and general legal consulting. The Company has reviewed the fees and believes they are competitive within the market place. Fees paid by the Bank were less than 5% of the law firm’s revenues.

Executive Compensation

     Since the Company had no employees in 2002, the information provided in this Proxy Statement relative to executive compensation relates solely to that related to the Bank.

     Table III sets forth certain information concerning all compensation paid or accrued by the Bank during the fiscal year that ended December 31, 2002 to:

1.	The Chief Executive Officer of the Bank.

2.	Each executive officer whose aggregate compensation exceeded $100,000.

Table III – Compensation Summary

Name and				All Other	Number of Shares
Principal		Salary	Bonus	Compensation[1]	Awarded under Stock
Position	Year	($)	($)	($)	Option Plan[2]

Francis I. duPont, III,	2002	166,500	60,000	10,085	6,000
Chairman of the Board & CEO	2001	160,000	43,000	7,606	9,000
	2000	150,000	36,000	5,856	3,000

Glen W. Fausset,	2002	116,500	40,000	8,467	4,500
President & COO	2001	112,000	29,500	6,301	6,750
	2000	107,500	22,500	4,552	2,250

(1)	Includes value of 401-k matching contributions by the Bank and insurance premiums on life insurance

(2)	See Tables IV and V for details of awards.

Change of Control Provisions

     In 1997, the Board of Directors of the Bank entered into employment agreements with Messrs. duPont and Fausset which contain provisions for compensation to them in the event of a change of the controlling interest of the Bank or dismissal without cause. The agreements provide for the payment of up to three times base compensation upon a change of control of the Bank or dismissal without cause. In 1999, those provisions were amended to include the same compensation to them in the event of a change of the controlling interest of the Company.

Compensation Pursuant to Plans

Incentive Stock Option Plan

     On July 17, 1986, the Bank adopted an Incentive Stock Option Plan (“Option Plan”), which authorized the Bank’s Stock Option Plan Committee to grant to officers and other key employees of the Bank nontransferable options to purchase an aggregate of 75,000 shares of the Bank’s Common Stock (subject to adjustment pursuant to anti-dilution provisions). This plan expired on July 17, 1996.

     At the 1995 Annual Meeting of the Shareholders of the Bank, the shareholders of the Bank voted in favor of the ratification of a replacement successor plan, which expired April 20, 2002. The plan authorized the Bank’s Board of Directors to grant officers and other key employees of the Bank non-transferable options to purchase an aggregate of 25,000 shares of the Bank’s common stock (subject to adjustment pursuant to the anti-dilution provisions).

     At the 2002 Annual Meeting of the Shareholders of the Company, the shareholders voted in favor of the ratification of a replacement successor incentive stock option plan, which will expire 10 years from its approval (May 18, 2010). The plan authorizes the Board of Directors of the Company to grant officers and other key employees of the Company and its subsidiaries non-transferable options to purchase an aggregate of 225,000 shares of the Company’s common stock (subject to adjustments pursuant to the anti-dilution provisions). There remain 191,450 shares available in the plan.

     On January 1, 1999, the unexercised options were converted on a two for one basis to shares of Common Stock of First National Bancshares, Inc. by the merger of the Bank into the holding company. At December 31, 2002 there were 97,222 shares (including accrued stock dividends and splits) remaining outstanding to executive officers.

     The Bank has also granted options to other current key employees of the Bank. Options to purchase 66,988 shares of Common Stock remain outstanding. The option exercise price for each option share was 100% of the fair market value of the Common Stock on the date of the grant.

     Tables IV and V set forth the exercising and granting of stock options for the named executive officers of the Company during the fiscal year 2002.

Table IV — Aggregated Option/SAR Exercises
in Fiscal 2002 and Fiscal Year End Option/SAR Values1

			Number of	Value of Unexercised
			Unexercised	in-the-money
	Shares		Options at	Options at
	Acquired On	Value	12/31/2002[2]	12/31/2002[3]
Name	Exercise (#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Francis I duPont, III	1,413	$18,394	68,715/6,150	$837,209/$14,726
Glen W. Fausset	0	0	17,744/4,613	$124,609/$11,044

(1)	The bank does not have a stock appreciation rights (SAR) plan.

(2)	Includes additional shares accrued due to stock dividends and splits.

(3)	Based on market value of $19.97 per share, representing the last known trade before year-end.

Table V — Option/SAR Grants in fiscal 20021

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed
	Shares	Percent of Total			Annual Rates of Stock
	Underlying	Options/SARs			Price Appreciation for
	Options	Granted to	Exercise of		Option Term
	Granted in	Employees in	Base Price	Expiration
Name	2002	2002	($/share)	Date	5% ($)	10% ($)

Franics I duPont, III, CEO	3,000	18.20%	$16.94	5/14/12	31,960	80,994
	3,000	19.20%	$19.09	10/17/12	36,017	91,274

Glen W. Fausset	2,250	13.65%	$16.94	5/14/12	23,970	60,745
	2,250	13.65%	$19.09	10/17/12	27,013	68,455

(1)	The Bank does not have a stock appreciation rights (SAR) plan.

Pension Plan

     The Bank has a qualified, contributory defined benefit retirement plan, which is administered by the Bank’s Trust Department, and an advisory committee appointed by the Board of Directors. Employees of the Bank are eligible to participate in the Bank’s qualified pension plan after they have completed six months of service and have attained age 21. Contributions are to be made by the Bank annually in amounts determined by the plan’s actuary as necessary to fund retirement benefits under the plan.

     The plan provides for monthly retirement benefits to, or on behalf of, each covered employee or beneficiary upon death or retirement at age 65. At age 65, such retirement benefits will be equal to 56% of an employee’s average earnings (defined as the average of his monthly base salary during the best paid 60 consecutive month period). Benefits under the plan begin to vest after three years of service and do not fully vest until completion of seven years of credited service. Benefits are reduced for employees who retire with less than 28 years of service.

     Table VI illustrates annual benefits which would be payable to employees upon reaching the age of 65 for various levels of compensation and years of service.

Table VI
Pension Plan

	Years of Service

Remuneration	10 Years	20 Years	30 Years	40 Years

$20,000	$4,000	$8,000	$11,200	$11,200
40,000	8,000	16,000	22,400	22,400
60,000	12,000	24,000	33,600	33,600
80,000	16,000	32,000	44,800	44,800
100,000	20,000	40,000	56,000	56,000
120,000	24,000	48,000	67,200	67,200

Compensation Committee Report

     General: The Company has no paid employees. The officers of the Company are compensated for their services as officers of the Bank through the salaries established by the Board of the Bank. The Bank has a Director’s Compensation and Benefits Committee that reports directly to the Board of Directors of the Bank and in its capacity makes recommendations to the Board for the compensation of the Chief Executive Officer (CEO) and the President. The committee also makes recommendations to the Board on employee compensation programs such as the company’s 401-k program and incentive stock option plan as well as the employee salary levels.

     The current compensation program for the CEO and the President includes base salary, annual performance incentives, and long-term incentive opportunity in the form of stock options. Base salaries are comparable with those of similar asset-sized banking companies. The Committee believes that this compensation package allows the Company to attract and retain high quality personnel, while at the same time maximizing Company performance. Long-term incentive is based on stock performance through stock options. The Committee’s position is that stock ownership by management is beneficial in aligning management and stockholder’s interests to enhance stockholder value.

Compensation Committee Interlocks and Insider Participation

In 2001, the Committee that reviewed compensation for the CEO and the President for 2002 was comprised of Ms. Beall, Ms. Carlson and Messrs. Thompson, and Zoller. Dr. Thompson chaired the committee. The Compensation Committee members have no other relationships other than their roles of Director’s of the Company.

     Base Salary: In setting the 2002 base salaries for the CEO and the President, the Committee reviewed the overall financial performance of the Bank during 2001. It considered in particular, return on equity, net income, earnings per share, asset quality and growth in assets in the context of the Bank’s long term strategic plan. All these were compared to 2000 as well as to the performance of comparable community banks. The Committee also took into consideration the CEO’s and the President’s individual performances and direct contribution to the performance of the Bank during 2001 in addition to market levels of compensation for their positions. During 2001 the Bank made significant progress in achieving its goals for all of the measures of performance reviewed by the Committee. The Committee determined that the CEO and the President’s salaries should be increased to $166,500 and $116,500 for 2002.

     Annual Bonus: The CEO and the President of the Company are eligible to receive annual cash bonuses through the Bank’s Incentive Bonus Program. The Bonus Program provides for the payment of cash incentive awards to them at the discretion of the Board of Directors, based on recommendations from the Compensation Committee. In 2002, the CEO and the President earned $60,000 and $40,000 respectively.

     Long-term Incentives: Directors, officers and employees of the Company and its subsidiaries are eligible to participate in the Company’s Incentive Stock Option Plan. The Stock Option Plan is designed to assist the Company in securing and retaining quality employees by allowing them to participate in the ownership and financial success of the Company. The granting of options gives those employees receiving the grants significant additional incentives to work for the long-term success of the Company. The Board of Directors determines the number of option grants made to specific individuals by evaluating their relative degree of influence over the results of the operations of the Company. The Board follows written procedures on determining the individuals who will be awarded option grants and the timing, vesting and amounts of such grants.

Stock Performance

     The graph shown below presents a comparison of the cumulative total shareholder return on the Company’s common stock with the cumulative total return of the NASDAQ Bank Index since December 31, 1997. The Company’s stock is traded on the NASDAQ exchange.

     The following graph assumes that $100 was invested on December 31, 1997 in the Company’s common stock, the NASDAQ Bank Index and the S&P 500.

First National Bancshares

1997	1998	1999	2000	2001	2002

100.00	147.00	181.97	173.64	171.87	254.87

Nasdaq Bank Index

1997	1998	1999	2000	2001	2002

100.00l	88.23	81.19	95.84	102.49	107.09

S&P 500

1997	1998	1999	2000	2001	2002

100.00	126.67	151.40	136.05	118.31	90.65

Change in Accountants

     There has been no change in accounting firms in 2002. The accounting firm of Christopher, Smith, Leonard, Bristow, Stanell, and Wells, P.A. was engaged as auditor for the Bank in 1994 and has been re-engaged each subsequent year. A representative of the firm is expected to be in attendance at the annual meeting and available to answer questions.

     Audit Fees: The cost of the Company’s audit for fiscal year 2002 was $43,500.

     Financial Information Systems Design and Implementation Fees: The company paid no fees to the audit firm in 2002 related to its Financial Information Systems.

     All Other Fees: The company also paid $22,861 to its audit firm for preparation of its tax returns and general accounting advice. All of these services are consistent with the firm providing audit services at year end.

     Audit Personnel: The audit firm uses no part time or temporary personnel in the performance of the company’s audit.

Audit Committee Report

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2002 with management and with the independent auditors, Christopher, Smith, Leonard, Bristow, Stanell, and Wells, P.A. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards).

     The Audit Committee has received written disclosures from the independent auditors required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committee) and discussed with the independent auditors the auditors’ independence from the Company. Based on review and discussions of the audited financial statements for fiscal year 2002 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2002 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

     Audit Committee: Beverly Beall, Allen J. Butler, Dan C. Zoller

Interest of Management and Others in Matters to be Acted Upon

     No director, executive officer, or nominee for director of the Company, principal shareholder, or any associate of these individuals, has nor are they expected to have, any substantial interest, direct or indirect, in any matter to be acted upon at the annual meeting, other than election to office.

Shareholder Proposals

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in 2004 must be received by November 30, 2003 for consideration by the Company for possible inclusion in the proxy statement and form of proxy. February 9, 2004 has been set as the deadline for shareholder proposals submitted otherwise that for inclusion in the 2004 proxy materials. Proposals should be sent to Angela O’Reilly, Secretary, First National Bancshares, Inc., 5817 Manatee Avenue West, Bradenton Florida 34209. It is suggested that any proposal be sent by certified mail, return receipt requested.

Other Matters

     As of the date of this proxy statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to in the enclosed notice and proxy. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with the recommendation of the Board of Directors.

Solicitation of Proxies

     Proxies will be solicited by mail, and, additionally, some of the officers, directors and employees of the Bank may, without additional compensation, solicit proxies on behalf of the management by telephone, telegram and personal interview. In that connection, the Company will arrange for brokerage houses, nominees, and other custodians holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owner of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them. All costs of the proxy solicitation will be borne by the Company.

Annual Report

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including audited financial statements, is being mailed to shareholders of the Company with this proxy statement, but is not to be considered a part hereof.

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

/s/ Glen Fausset

Glen W. Fausset, President
March 21, 2003

FIRST NATIONAL BANCSHARES, INC.
PROXY

The undersigned stockholder(s) of First National Bancshares, Inc., a Florida corporation (the “Company”), hereby appoints Beverly Beall and Irving Zamikoff, and each or either of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of common stock of the Company standing in the name of the undersigned on its books as of March 17, 2003, at the Annual Meeting of Shareholders of the Company, to be held at the offices of the First National Bank of Manatee at 5817 Manatee Avenue West, Bradenton, Florida 34209, on Thursday, May 15, 2003, and at any and all adjournments of such meeting, with all powers the undersigned would possess if personally present, as follows:

     (a)  FOR      OR ABSTAIN      from electing as a group, Beverly Beall, Robert G. Blalock, Allen J. Butler, Rosemary R. Carlson, Francis I. duPont III, Glen W. Fausset, Sarah H. Pappas, Raymond A. Weigel, III, Irving I. Zamikoff and Dan C. Zoller, to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualified.

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE OR NOMINEES FOR DIRECTOR OF THE COMPANY LISTED IN ITEM (a) ABOVE BY CHECKING “FOR” AND LINING THROUGH OR OTHERWISE STRICKING OUT THE NAME OF SUCH NOMINEE OR NOMINEES.

     (b)  In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly be brought before the meeting or any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” EACH OF THE MATTERS MENTIONED IN ITEMS (a) AND (b). IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Number of signers below that will attend the Annual Meeting	DATE:	, 2003

SIGNATURE	Social Security No.

SIGNATURE (if held jointly)	Social Security No.

Please sign exactly as your name appears on the label. When shares are held by joint tenants, both must sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company. Please include Social Security number(s)

PLEASE MARK, DATE, SIGN AND RETURN PROXY USING THE ENCLOSED ENVELOPE. YOUR ATTENTION TO THIS MATTER IS APPRECIATED. VALID ONLY IF RECEIVED PRIOR TO ANNUAL MEETING.